EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-257593 on Form S-8 of our report dated April 7, 2022, relating to the financial statements of SentinelOne, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 7, 2022